Exhibit 3.B

BYLAWS

OF

MENTOR GRAPHICS CORPORATION

ARTICLE I

SHAREHOLDERS

1.1.        Annual Meeting. The annual meeting of the shareholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

1.2         Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or by the Board of Directors, and shall be called by the Chief Executive Officer or the Board of Directors at the request of the holders of not less than one-third of all the votes entitled to be cast on any issue proposed to be considered at the meeting; provided, however, that the obligation of the Chief Executive Officer or the Board of Directors to call a special meeting at the request of shareholders shall be limited to one special meeting between any two annual meetings to be held on a date at least 60 days after the immediately preceding annual meeting and at least 120 days before the first anniversary of the immediately preceding annual meeting. A demand by shareholders to hold a special meeting shall be signed, dated and delivered to the Secretary, and shall set forth (i) the business to be acted on at the special meeting (which must be a proper matter for shareholder action) and include the information specified in Section 1.12(a) of these bylaws for business other than nominations for election as directors (as if the meeting were an annual meeting of shareholders) and (ii) the information specified in Section 1.12(b)(2) of these bylaws for nominations brought before a special meeting by a shareholder pursuant to Section 1.12(b)(1)(ii) of these bylaws. The Board of Directors or the Chief Executive Officer shall have the sole power to determine the place, time and date for any special meeting of shareholders, and to set a record date for the determination of shareholders entitled to vote at such meeting in the manner set forth in Section 1.6 of these bylaws. Following such determination, it shall be the duty of the secretary to cause notice to be given to the shareholders entitled to vote at such meeting, in the manner set forth in Section 1.4 hereof, that a meeting will be held at the place, time and date so determined by the Board of Directors or the Chief Executive Officer. Notwithstanding any other provisions of these bylaws, this Section 1.2 may only be amended or repealed by a vote of the corporation’s shareholders, and not by the Board of Directors.

1.3         Place of Meetings. Meetings of the shareholders shall be held at the principal business office of the corporation or at such other place as may be determined by the Board of Directors.

1.4.        Notice of Meetings. Written or printed notice stating the place, day and time of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be effectively given to each shareholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting, solely by or at the direction of the Chief Executive Officer or the Secretary of the corporation. If mailed, the notice shall be effectively given when it is mailed to the shareholder with postage prepaid at the shareholder’s address shown in the corporation’s record of shareholders. Any previously scheduled annual or special meeting of the shareholders may be postponed or canceled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.

1.5         Waiver of Notice. Whenever any notice is required to be given to any shareholder of the corporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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1.6        Record Date.

(a)        The Board of Directors may fix a record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, to vote or to take any other action, which date shall not be more than 70 days before the meeting or action requiring a determination of shareholders.

(b)        If no record date is fixed for the determination of shareholders entitled to notice of and to vote at a shareholders’ meeting, the record date shall be the close of business on the day before the first notice is effectively given to shareholders.

(c)        A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.7        Shareholders List for Meeting. After a record date for a meeting is fixed, the corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders meeting. The list shall show the address of and number of shares held by each shareholder. The shareholders list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The corporation shall make the shareholders list available at the meeting, and any shareholder or the shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders list does not affect the validity of action taken at the meeting.

1.8. Quorum;	Adjournments.

(a)        Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

(b)        Any meeting of shareholders, annual or special, may be adjourned solely by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The shareholders present at a meeting shall not have authority to adjourn the meeting. At the adjourned meeting at which a quorum is present, the shareholders may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

(c)        Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the original date fixed for the meeting.

1.9        Manner of Acting. Unless otherwise required by law or the articles of incorporation, any question submitted to the shareholders shall be approved if the number of shares voted in favor of such question exceeds the number of shares voted in opposition. Any action which is required or permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the shareholders, shall be filed with the minutes of the corporation.

1.10      Proxies. A shareholder may vote shares in person or by proxy. A shareholder may authorize a person or persons to act for the shareholder as proxy in any manner permitted by law. An authorization of a proxy is effective when received by the Secretary or other officer of the Corporation authorized to tabulate votes. An authorization of a proxy is valid for 11 months unless a different period is provided in the authorization form.

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1.11      Voting of Shares by Certain Holders.

(a)        Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b)        Shares held by an administrator, executor, guardian or conservator may be voted by the holder, either in person or by proxy, without a transfer of such shares into the holder’s name. Shares standing in the name of a trustee may be voted by that trustee, either in person or by proxy, but no trustee shall be entitled to vote shares without a transfer of such shares into the trustee’s name.

(c)        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d)        A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e)        Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

1.12.     Notice of Shareholder Business and Nominations.

(a)        Annual Meetings of Shareholders.

(1)        Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the corporation’s notice of meeting given pursuant to Section 1.4 of these bylaws (or any supplement thereto), (ii) by or at the direction of the Board of Directors or the Chief Executive Officer or (iii) by any shareholder of the corporation who was a shareholder of record of the corporation at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 1.12.

(2)        For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.12, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for shareholder action as determined by the Board of Directors. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination, and (D) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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(3)        Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

(b)        Special Meetings of Shareholders.

(1)        Only such business shall be conducted at a special meeting of shareholders as shall have been described in the corporation’s notice of meeting given pursuant to Section 1.4 of these bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders only (i) by or at the direction of the Board of Directors or the Chief Executive Officer or (ii) by any shareholder of the corporation who is a shareholder of record at the time the notice provided for in this Section 1.12(b) is delivered to the Secretary of the corporation, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in paragraph (b)(2) of this Section 1.12. In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice containing the information and as otherwise required by paragraph (b)(2) of this Section 1.12 shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

(2)        For nominations to be properly brought before a special meeting by a shareholder pursuant to clause (ii) of paragraph (b)(1) of this Section 1.12, the shareholder’s notice must contain the information required by this paragraph. Such shareholder’s notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (and such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (C) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such special meeting and intends to appear in person or by proxy at the special meeting to propose such nomination, and (D) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from shareholders in support of such nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

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(c)        General.

(1)        Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected at an annual or special meeting of shareholders of the corporation to serve as directors. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of annual meeting given pursuant to Section 1.4 of these bylaws, only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination made at an annual or special meeting or any other business proposed to be brought before an annual meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 and (ii) if any proposed nomination or business is not in compliance with this Section 1.12 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may be), proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (iii)(D) of Section (a)(2) or clause (ii)(D) of Section (b)(2) of this Section 1.12), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(2)        For purposes of this Section 1.12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)        Notwithstanding the foregoing provisions of this Section 1.12, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

1.13.        Conduct of Meetings. Meetings of shareholders shall be presided over by the Chief Executive Officer or by another chairman designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of shareholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE II

BOARD OF DIRECTORS

2.1           General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

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2.2        Number, Term and Qualification. The number of directors of the corporation shall be set by resolution of the Board or action of the corporation’s shareholders, and the number of directors shall be not less than 5; provided, however, that the Board may not increase the number of directors by more than one director between any two annual meetings of shareholders and such number shall not be greater than 9 prior to the annual meeting of shareholders occurring in calendar year 2011. Each director shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Oregon or shareholders of the corporation. Notwithstanding any other provisions of these bylaws, this Section 2.2 may only be amended or repealed by a vote of the corporation’s shareholders, and not by the Board of Directors.

2.3        Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Oregon, for the holding of additional regular meetings without other notice than the resolution.

2.4        Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer or by one-third of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Oregon, as the place for holding any special meeting of the Board of Directors called by them.

2.5.      Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least 48 hours prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, telecopy, e-mail, other form of wire or wireless communication, mail or private carrier. Notice shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

2.6.      Waiver of Notice. A director may at any time waive any notice required by law, these bylaws or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

2.7        Quorum. A majority of the number of directors fixed by Section 2.2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

2.8        Chairman; Manner of Acting.

(a)         The Board of Directors shall appoint a chairman from among the members of the Board who shall preside at all meetings of the Board. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the articles of incorporation or these bylaws.

(b)         Members of the Board of Directors may hold a board meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

(c)         Any action which is required or permitted to be taken by the directors at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the directors entitled to vote on the matter. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. Such consent, which shall have the same effect as a unanimous vote of the directors, shall be filed with the minutes of the corporation.

2.9        Vacancies. Except as hereinafter provided, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of any increase in the number of directors of the corporation fixed by the bylaws may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase; provided that not more than two such directorships may be filled by the directors during any one period between annual meetings of the shareholders of the corporation. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy shall be elected to serve until the next annual meeting of shareholders and until a successor shall be elected and qualified.

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2.10      Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.11      Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director’s dissent to the action is entered in the minutes of the meeting or unless a written dissent to the action is filed with the person acting as the secretary of the meeting before the adjournment thereof or forwarded by certified or registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

2.12      Transactions with Directors.

(a)        Any contract or other transaction or determination between the corporation and one or more of its directors, or between the corporation and another party in which one or more of its directors are interested, shall be valid notwithstanding the relationship or interest or the presence or participation of such director or directors in a meeting of the Board of Directors or a committee thereof which acts upon or in reference to such contract, transaction, or determination, if: the fact of such relationship or interest is disclosed or known to the Board of Directors or committee and it authorizes, approves or ratifies the contract, transaction or determination by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract, transaction or determination by vote or written consent; or the contract, transaction or determination is fair and reasonable to the corporation.

(b)        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes or ratifies such contract, transaction or determination. The interested directors shall not be disqualified from voting as shareholders for ratification or approval of such contract, transaction or determination.

(c)        None of the provisions of this section shall invalidate any contract, transaction or determination which would otherwise be valid under applicable law.

2.13      Removal. All or any number of the directors may be removed, with or without cause, at a meeting called expressly for that purpose, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

ARTICLE III

EXECUTIVE COMMITTEE

3.1        Designation. The Board of Directors may designate two or more directors to constitute an executive committee. The designation of an executive committee, and the delegation of authority to it, shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of the executive committee shall continue to be a member thereof after ceasing to be a director of the corporation. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

3.2        Powers. During the interval between meetings of the Board of Directors, and subject to such limitations as may be imposed by resolution of the Board of Directors, the executive committee may have and may exercise all the authority of the Board of Directors in the management of the corporation, provided that the executive committee shall not have the authority of the Board of Directors in reference to amending the articles of incorporation; adopting a plan of merger or consolidation; recommending to the shareholders the sale, lease, exchange, mortgage, pledge or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual regular course of its business; recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof; or amending the bylaws of the corporation.

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3.3        Procedures; Meetings; Quorum.

(a)         The Board of Directors shall appoint a chairman from among the members of the executive committee and shall appoint a secretary who may, but need not, be a member of the executive committee. The chairman shall preside at all meetings of the executive committee and the secretary of the executive committee shall keep a record of its acts and proceedings.

(b)         Regular meetings of the executive committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by the executive committee. Special meetings of the executive committee shall be called at the request of the Chief Executive Officer or of any member of the executive committee, and shall be held upon such notice as is required by these bylaws for special meetings of the Board of Directors, provided that notice by word of mouth or telephone shall be sufficient if received not later than the day immediately preceding the day of the meeting.

(c)         Attendance of any member of the executive committee at a meeting shall constitute a waiver of notice of the meeting. A majority of the executive committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the executive committee. Members of the executive committee may hold a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting.

(d)         Any action which may be taken at a meeting of the executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all members of the executive committee entitled to vote with respect to the subject matter thereof. The action shall be effective on the date when the last signature is placed on the consent or at such earlier time as is set forth therein. The consent shall have the same effect as a unanimous vote of the executive committee.

(e)         The Board of Directors may vote to pay the members of the executive committee a reasonable fee as compensation for attendance at meetings of the executive committee.

ARTICLE IV

OFFICERS

4.1        Number. The officers of the corporation shall be a Chief Executive Officer, President, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, and a Treasurer. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors and shall have such powers and duties as may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

4.2        Election and Term of Office. The officers of the corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the appointment of officers shall not be held at the meeting, it shall be held as soon thereafter as is convenient. Each officer shall hold office until a successor shall have been duly appointed and shall have qualified or until the officer’s death, resignation or removal in the manner hereinafter provided.

4.3        Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

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4.4        Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5        Chief Executive Officer. The Chief Executive Officer (“CEO”) shall be the chief executive officer of the corporation and shall be in general charge of its business and affairs, subject to the control of the Board of Directors. The CEO shall preside at all meetings of the shareholders. The CEO may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments, including all contracts, agreements and instruments calling for the signature of the chief executive officer of the corporation. The CEO shall from time to time report to the Board of Directors all matters within the CEO’s knowledge affecting the corporation which should be brought to the attention of the Board. The CEO may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The CEO may delegate in writing to other officers or employees the authority to execute certain documents, agreements, instruments and certificates on behalf of the corporation. The CEO shall perform such other duties as may be required by the Board of Directors.

4.6        President. In the absence of the CEO, or in the event of the CEO’s death, inability or refusal to act, the President shall perform the duties of the CEO, and when so acting, shall have all of the powers of and be subject to all restrictions upon the CEO. The President shall be the chief operating officer of the corporation and shall have general supervision, direction and control of the business and the officers of the corporation, subject to the control of the CEO and the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of president of a corporation and may execute on behalf of the corporation all contracts, agreements, stock certificates and other instruments, including all contracts, agreements and instruments calling for the signature of the president of the corporation. The President may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The President may delegate in writing to other officers or employees the authority to execute certain documents, agreements, instruments and certificates on behalf of the corporation. The President shall perform such other duties as may be required by the CEO or the Board of Directors.

4.7        Senior Vice President. In the absence of the President, or in the event of the President’s death, inability or refusal to act, the Senior Vice President (or, if there is more than one Senior Vice President, the Senior Vice Presidents, in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all restrictions upon the President. The Senior Vice Presidents shall perform such other duties as may be assigned from time to time by the CEO, President or by the Board of Directors.

4.8        Vice Presidents. In the absence of the Senior Vice President or in the event of the death, inability or refusal to act of the Senior Vice President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the President, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the President. Any Vice President shall perform such other duties as may be assigned from time to time by the CEO, President or the Board of Directors.

4.9        Secretary. The Secretary shall keep the minutes of all meetings of the directors and shareholders, and shall have custody of the minute books and other records pertaining to the corporate business. The Secretary may vote all shares of stock in other corporations owned by the corporation and shall be empowered to execute proxies, waivers of notice, consents and other instruments in the name of the corporation with respect to such stock. The Secretary shall countersign all stock certificates and other instruments requiring the seal of the corporation and shall perform such other duties as may be required by the Board of Directors. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10     Treasurer. Subject to the direction and control of the CEO and the President, the Treasurer shall be legal custodian of all moneys, notes, securities and other valuables that may come into the possession of the corporation. The Treasurer shall deposit all funds of the corporation which come into the Treasurer’s hands in depositories which the Board of Directors may designate. The Treasurer shall pay the funds out only on the check of the corporation signed in the manner authorized by the Board of Directors. The Treasurer shall perform such other duties as the CEO and the President may require. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

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4.11      Salaries. The salaries of officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary because the officer is also a director of the corporation.

ARTICLE V

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES

AND OTHER AGENTS

5.1        Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (Act), as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Act permitted the corporation to provide prior to such amendment).

5.2        Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the Act.

5.3        No Presumption of Bad Faith. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

5.4        Advances of Expenses. The expenses incurred by a director or officer in any proceeding shall be paid by the corporation in advance at the written request of the director or officer, if the director or officer:

(a)         furnishes the corporation a written affirmation of such person’s good faith belief that such person is entitled to be indemnified by the corporation; and

(b)         furnishes the corporation a written undertaking to repay such advance to the extent that it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation. Such advances shall be made without regard to the person’s ability to repay such expenses and without regard to the person’s ultimate entitlement to indemnification under this bylaw or otherwise.

5.5        Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer who serves in such capacity at any time while this bylaw and relevant provisions of the Act and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting a claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition when the required affirmation and undertaking have been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the Act, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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5.6        Non-Exclusivity of Rights. The rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the law.

5.7        Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.8        Insurance. To the fullest extent permitted by the Act, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

5.9        Amendments. Any repeal of this bylaw shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

5.10      Savings Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the corporation shall indemnify each director, officer or other agent to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

5.11 Certain	Definitions. For the purposes of this bylaw, the following definitions shall apply:

(a)         The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b)         The term “expenses” shall be broadly construed and shall include, without limitation, expense of investigations, judicial or administrative proceedings or appeals, attorneys fees and disbursements and any expenses of establishing a right to indemnification under Section 5.5 of this bylaw, but shall not include amounts paid in settlement, judgments or fines.

(c)         The term “corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as the person would have with respect to such constituent corporation if its separate existence had continued.

(d)         References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e)         References to “other enterprises” shall include employee benefit plans; references to “fines” in the Act shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this bylaw.

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ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1        Certificates for Shares.

(a)         Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the CEO, President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified.

(b)         The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall he issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

6.2        Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by the holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by the holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. The person in whose name shares stand on the books of the corporation shall he deemed by the corporation to be the owner thereof for all purposes.

6.3        Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more Transfer Agents and one or more Registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution. The signatures of the CEO, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a Transfer Agent or by a Registrar other than the corporation itself or an employee of the corporation.

6.4        Officer Ceasing to Act. In case any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if the signer were such officer at the date of its issuance.

6.5        Fractional Shares. The corporation shall not issue certificates for fractional shares.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

7.1        Contracts. The Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

7.2        Loans. No loans shall he contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

7.3        Checks, Drafts, etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers and agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

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ARTICLE VIII

SEAL

The seal of the corporation shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words “Corporate Seal.”

ARTICLE IX

AMENDMENTS

These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors at any regular or special meeting, subject to repeal or change by action of the shareholders of the corporation.

ARTICLE X

CONTROL SHARE ACQUISITIONS

The corporation shall not be subject to the Oregon Control Share Act, ORS 60.801 to 60.813. Notwithstanding any other provisions of these bylaws, this Article X may only be amended or repealed by a vote of the corporation’s shareholders in accordance with the Oregon Business Corporation Act, and not by the Board of Directors.

ARTICLE XI

BUSINESS COMBINATION STATUTE

(Article XI becomes effective on May 12, 2012)

The corporation shall not be governed by Oregon statutes relating to business combinations with interested shareholders, ORS 60.825 to 60.845. Notwithstanding any other provisions of these bylaws, this Article XI may only be amended or repealed by a vote of the corporation’s shareholders in accordance with the Oregon Business Corporation Act, and not by the Board of Directors.

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